                                  SCHEDULE 14A
                                (RULE 14(A)--101
                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
           THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-12

                      TEXAS REGIONAL BANCSHARES, INC.
----------------------------------------------------------------------------
              (Name of Registrant as Specified In Its Charter)
----------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
/X/        No fee required
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
           and 0-11
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

           Check box if any part of the fee is offset as provided by
/ / Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------



  [LOGO]             TEXAS REGIONAL BANCSHARES, INC.


G. E. Roney                                              3900 North Tenth Street, 11th Floor
Chairman of the Board, President &                                      McAllen, Texas 78501
Chief Executive Officer

                                 March 18, 2002

Dear Shareholder:

    You are cordially invited to attend the annual meeting of the shareholders which will be held at 4:30 p.m. Monday, April 22, 2002 at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503.

    The notice of the meeting and proxy statement on the following pages details the formal business scheduled for discussion. The Texas Regional
Bancshares, Inc. 2001 Annual Report is enclosed and provides you with material, which reviews the financial results for the year 2001.

    In order for you to be represented at the annual shareholders' meeting, please complete, sign, date and return the enclosed proxy form promptly. The proxy form includes authority to vote all of your shares of Class A Voting Common Stock.

    By returning the completed proxy form, you are assured of representation. Should you attend the annual shareholders' meeting in McAllen, you retain the right to revoke your proxy and vote in person even though you have previously mailed the enclosed proxy form.

    Your directors, officers and employees join me in expressing our appreciation for your continued support.

                                          Yours very truly,

                                          [LOGO]

                                          G. E. RONEY
                                          Chairman of the Board, President &
                                          Chief Executive Officer

                        TEXAS REGIONAL BANCSHARES, INC.

                      3900 NORTH TENTH STREET, 11TH FLOOR
                              MCALLEN, TEXAS 78501

                    NOTICE OF ANNUAL MEETING APRIL 22, 2002

    The annual meeting of shareholders of Texas Regional Bancshares, Inc. (the "Company") will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas 78503 on April 22, 2002 at 4:30 p.m. for the following purposes:

    1.  TO ELECT DIRECTORS.

    2.  TO CONSIDER AND VOTE ON APPROVAL OF THE 2002 INCENTIVE STOCK OPTION
       PLAN.

    3. TO CONSIDER AND VOTE ON APPROVAL OF THE 2002 NONSTATUTORY STOCK OPTION PLAN.

    4. TO RATIFY THE APPOINTMENT OF KPMG, LLP TO SERVE AS THE INDEPENDENT AUDITORS FOR THE COMPANY FOR THE YEAR 2002.

    3. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

    Stockholders of record of the Company's Class A Voting Common Stock at the close of business on February 25, 2002 are entitled to notice of and to vote at the annual meeting and any postponements or adjournments thereof.

    A copy of the Company's annual report containing financial data and a summary of operations for 2001 accompanies this notice.

                                          By Order of the Board of Directors,

                                          [LOGO]

                                          NANCY F. SCHULTZ

                                          Senior Vice President, Secretary
                                          & Treasurer

McAllen, Texas
March 18, 2002

PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE AT YOUR EARLIEST CONVENIENCE.

                        TEXAS REGIONAL BANCSHARES, INC.

                      3900 NORTH TENTH STREET, 11TH FLOOR
                              MCALLEN, TEXAS 78501
                            ------------------------

                                PROXY STATEMENT
                             ---------------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

    With this Proxy Statement, the Board of Directors of Texas Regional Bancshares, Inc. ("Texas Regional" or the "Company") is soliciting proxies (the "Proxies") for use at the 2002 annual meeting of the shareholders of the Company. The enclosed Notice of Annual Meeting describes the purposes for which the meeting has been called. The 2002 annual meeting will be held at the McAllen Country Club, 615 Wichita, McAllen, Texas, on April 22, 2002 at 4:30 p.m. The proxies will be used at that meeting and at any and all postponements and adjournments of the meeting. The Company first mailed or delivered this Proxy Statement and the Proxies to the shareholders on or about March 18, 2002.

    Holders of record of the Company's Class A Voting Common Stock ("Common Stock") at the close of business on February 25, 2002 may cast one vote for each share held on each matter which comes before the meeting. Holders of a majority of the shares of Common Stock outstanding on February 25, 2002 must attend the meeting, either in person or by proxy, to constitute a quorum. As of February 25, 2002, the Company had issued and outstanding 17,526,883 shares of Common Stock.

    The Company maintains its principal executive offices at 3900 North 10th Street, 11th Floor, McAllen, Texas 78501.

    Any shareholder of record entitled to vote at the annual meeting may revoke a proxy before it has been voted. To revoke a proxy, the shareholder should deliver to the Company either a written notice of revocation or a duly executed proxy bearing a later date or the shareholder may attend the meeting, revoke the proxy and vote in person. Attendance at the annual meeting will not, in itself, constitute revocation of a previously granted proxy.

    A shareholder entitled to vote for the election of directors can vote for all of the director nominees or can withhold authority to vote for all or any one or more of the director nominees. Abstentions are included in the determination of the number of shares present and voting but are not counted for purposes of determining whether a proposal has been approved. Broker nonvotes are not included in the determination of the number of shares present and are not counted for purposes of determining whether a proposal has been approved.

    At the meeting, a majority of the shares of Common Stock represented at the meeting in person or by proxy may decide any question coming before the meeting, including election of directors and all other proposals for which proxies are solicited as described in this Proxy Statement.

    The Company will bear the cost of soliciting proxies. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses incurred in forwarding soliciting materials to beneficial owners of stock held of record by such persons. Directors, officers or employees of the Company may solicit proxies personally or by further mailing, telephone, telegram or facsimile without additional compensation other than their regular compensation.

                        ITEM 1 -- ELECTION OF DIRECTORS

    A board of 10 directors is to be elected by the shareholders at the annual meeting. The proxy holders named in the proxies being solicited will vote for the election of the 10 persons named below, unless a shareholder withholds authorization to do so. The Board of Directors of the Company does not contemplate that any of the nominees will be unable to serve. However, if any nominee is unable to serve or for good cause will not serve, the proxy holders may vote for the election of a substitute nominee in the exercise of their own judgment.

    Each person elected as a director will hold office until the next annual meeting of shareholders and until his successor has been elected and qualified. The name and age of each nominee and the year in which each nominee became a director of the Company are set forth below.

                                                                                           DIRECTOR
NAME                                           PRINCIPAL OCCUPATION(1)            AGE       SINCE
----                                    --------------------------------------  --------   --------
Morris Atlas..........................  Senior and Managing Partner,               75        1994
                                        Atlas & Hall L.L.P.
Frank N. Boggus.......................  Chairman of the Board,                     73        1983
                                        Boggus Motor Company, Inc.
                                        and Boggus Motor Sales, Inc.
Robert G. Farris......................  Chairman of the Board,                     71        1983
                                        Valley Transit Company
C. Kenneth Landrum, M.D...............  Gynecologist (Retired)                     72        1994
David L. Lane.........................  Chief Financial Officer,                   59           *
                                        Wolff Companies
Jack H. Mayfield, Jr..................  Chairman of the Board,                     64           *
                                        Goldston Oil Corporation
G. E. Roney...........................  Chairman of the Board, President and       71        1985
                                        Chief Executive Officer,
                                        Texas Regional Bancshares, Inc. and
                                        Chairman of the Board, Chief Executive
                                        Officer and Trust Officer, Texas State
                                        Bank(2)
Julie G. Uhlhorn......................  Chairman of the Board, Rio Grande          71        1983
                                        Equipment Company Inc.
Jack Whetsel..........................  Investments                                81        1985
Mario Max Yzaguirre...................  Investments                                41        2000

------------
(1) Each of the foregoing persons has been engaged in the principal occupation indicated for the past five years, except that Mr. Yzaguirre was Chairman of the Texas Public Utility Commission from June 2001 to January 2002, and was President of Enron de Mexico from February 1997 to June 2001. Subsequent to Mr. Yzaguirre's departure, Enron Corp. and various affiliates of Enron Corp.(including one or more for which Mr. Yzaguirre served as an officer) filed petitions under the Federal bankruptcy law. The Company, which has never had any relationship with Enron, does not believe that the Enron-related bankruptcy filings are material to an evaluation of the ability or integrity of Mr. Yzaguirre or his qualification to serve as a director of the Company

(2) Subsidiary of the Company.

* Nominated by the Board of Directors to be a member of the Board for the first time in 2002. Both Mr. Lane and Mr. Mayfield have been serving as Directors of the Company's subsidiary, Texas State Bank and as Advisory Directors of the Company since February 25, 2002. Mr. Lane and Mr. Mayfield served as Directors of Riverway Holdings, Inc. prior to the acquisition of Riverway by the Company in February 2002.

    All persons named above are directors of the Company at the present time except as indicated. The only family relationships between directors, executive officers of the Company or persons nominated or chosen by the Company to become a director or executive officer are as follows:

        Douglas G. Bready, a Director and President of the McAllen location of Texas State Bank, is the son-in-law of G. E. Roney, the Chairman of the Board & Chief Executive Officer of the Company and Texas State Bank;

        Tudor G. Uhlhorn, a Director of Texas State Bank, is the son of Julie G. Uhlhorn, a member of the Board of Directors of the Company and Texas State Bank;

        Robert R. Farris, a Director of Texas State Bank, is the son of Robert
    G. Farris, a member of the Board of Directors of the Company and Texas State Bank; and

        Robert F. Boggus, a Director of Texas State Bank, is the son of Frank N. Boggus, a member of the Board of Directors of the Company and Texas State Bank.

BOARD MEETINGS AND COMMITTEES

    During 2001, the Board of Directors held twelve meetings and the committees described below each held the number of meetings indicated. Each director attended at least 75% of the total number of meetings of the Board of Directors and Committees on which such director served.

    The Company has an Audit Committee, a Stock Option and Compensation Committee and an Executive Committee but does not have a Nominating Committee. In addition, Company directors serve as Trustees of the Texas Regional Bancshares, Inc. Amended and Restated Employee Stock Ownership Plan (the "KSOP Plan").

    The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, selects and recommends to the Board of Directors the engagement of independent accountants, reviews the independence of the independent auditors and reviews the adequacy of the Company's internal controls. Messrs. Atlas, Boggus, Landrum, Yzaguirre and Mrs. Uhlhorn were members of the Audit Committee. The Audit Committee held five meetings in 2001. All members of the Audit Committee are independent (as independence is defined for purposes of the National Association of Securities Dealers listing standards), except for Mr. Atlas.

    Due to fee payments made by Texas Regional's subsidiary bank, Texas State Bank, to Mr. Atlas' law firm during 2001, the mathematical calculation of such fees in relation to the total fees of Mr. Atlas' law firm have resulted in Mr. Atlas being considered "not independent" for the limited purposes of the Audit Committee independence requirement. The NASD listing standards permit one director who is not independent to serve on the Audit Committee, upon compliance with certain requirements. The Company's Board of Directors has decided to continue the appointment of Mr. Atlas to the Audit Committee based on the Board's conclusion that Mr. Atlas' expertise and experience in financial and business matters makes his continued service on the Audit Committee in the best interests of the Corporation and its shareholders. Among that expertise and experience are his experience as a lawyer and advocate for clients as the senior managing partner of Atlas & Hall, L.L.P., one of the premier law firms located in the Rio Grande Valley, and his service as a member of a number of boards and commissions, including educational, charitable and business development organizations.

    The formal report of the Audit Committee with respect to the year 2001 begins on page 13 herein.

    During 2001, Messrs. Atlas, Boggus, Farris, Landrum, Whetsel, Yzaguirre and Mrs. Uhlhorn were members of the Stock Option and Compensation Committee, which recommends to the Board of Directors the compensation and stock options to be granted to the Company's officers. The Stock Option and Compensation Committee held three meetings during 2001. The Stock Option and Compensation Committee report with respect to the year 2001 begins on page 9 herein.

    In December 2001, the Board of Directors formed an Executive Committee, which held one meeting in 2001. Messrs. Atlas, Landrum, Roney and Whetsel are members of the committee, which is authorized to exercise the power and authority of the Board of Directors with respect to any and all matters related to the business and affairs of the Company The Executive Committee operates on a standby basis when it is impractical for the Board of Directors to meet or to act by consent in the absence of a meeting.

    The Trustees of the KSOP Plan hold and invest the KSOP's assets. The Trustees held one meeting during 2001. The Trustees of the KSOP Plan are Messrs. Atlas, Boggus and Roney.

COMPENSATION OF DIRECTORS

    The Company pays directors and advisory directors $1,000 for each Texas Regional Board of Directors meeting and reimburses all directors for out-of-pocket expenses incurred in attending meetings. In addition, during 2001 the Company paid each non-management director a bonus of $1,000 for service as a director of the Company. Each director of the Company's subsidiary, Texas State Bank, which includes each director of Texas Regional, receives $900 for each Texas State Bank Board of Directors meeting. During 2001 each non-management director of Texas State Bank received a bonus of $1,000 for service as a director of the Bank.
Mr. Roney also receives compensation from the Company as an executive officer of the Company and Texas State Bank, as indicated below.

                               EXECUTIVE OFFICERS

    The Company's executive officers are elected annually by the Board of Directors, each to serve a one-year term or until his or her successor is elected and qualified. The name, age, year each first became an executive officer and current position held at the Company by each executive officer are as follows:

                                                   OFFICER
NAME                                      AGE       SINCE                   CURRENT POSITION
----                                    --------   --------      --------------------------------------
G. E. Roney...........................     71        1985        Chairman of the Board, President &
                                                                 Chief Executive Officer
Paul S. Moxley........................     57        1999(1)     Senior Executive Vice President
R. T. Pigott, Jr......................     47        1998(2)     Executive Vice President & Chief
                                                                   Financial Officer
Nancy F. Schultz......................     61        1985        Senior Vice President, Secretary &
                                                                   Treasurer

------------
(1) Mr. Moxley has served as President and Secretary of the Board for the Company's subsidiary, Texas State Bank since 1986.

(2) Prior to joining the Company in December 1998, Mr. Pigott was Vice President and Chief Financial Officer of Autobond Acceptance Corporation from
    April 1997 to August 1998 and served as Executive Vice President & Chief Financial Officer of Franklin Federal Bancorp. and its predecessors from May 1985 to January 1997.

    The Company's subsidiary, Texas State Bank, has the following senior executive officers. The name, age, year each first became an officer and current position held at Texas State Bank are as follows:

                                                   OFFICER
NAME                                      AGE       SINCE                   CURRENT POSITION
----                                    --------   --------      --------------------------------------
G. E. Roney...........................     71        1985        Chairman of the Board, Chief Executive
                                                                   Officer & Trust Officer
Paul S. Moxley........................     57        1986        President & Secretary of the Board
Danny L. Buttery......................     54        1985(3)     President - Harlingen location
Frank A. Kavanagh.....................     55        1992(4)     Executive Vice President
Douglas G. Bready.....................     46        1985        President - McAllen location

------------
(3) Includes service before and since the merger of Harlingen State Bank into Texas State Bank.

(4) Includes service in other positions with the Company's subsidiary, Texas State Bank, including President of the Weslaco location and Chief Lending Officer.

                       COMPENSATION COMMITTEE INTERLOCKS

    Prior to June 1994 Frank N. Boggus served as President of the Company and currently serves on the Stock Option and Compensation Committee. However, Mr. Boggus is not now, nor was he at the time of his service as an officer, an employee of the Company. Mr. Boggus does not receive compensation from the Company or Texas State Bank (the "Bank") other than director fees and outside director bonuses as indicated above.

                             EXECUTIVE COMPENSATION

CASH COMPENSATION

    The following table sets forth compensation information with respect to the Chief Executive Officer and the four most highly compensated executive officers of the Company.

                                                                               LONG TERM COMPENSATION
                                                                           -------------------------------
                                               ANNUAL COMPENSATION           NUMBER OF
NAME AND                                 -------------------------------   STOCK OPTIONS      ALL OTHER
PRINCIPAL POSITION                         YEAR     SALARY(1)    BONUS        GRANTED      COMPENSATION(2)
------------------                       --------   ---------   --------   -------------   ---------------
G. E. Roney............................    2001     $759,836    $100,000      11,000           $122,344
  Chairman of the Board, President &       2000      710,879      70,000           0             93,620
    Chief Executive Officer of the         1999      652,897     250,000           0             97,030
    Company and Chairman of the Board,
    Chief Executive Officer and Trust
    Officer of the Bank

Paul S. Moxley.........................    2001      266,270      10,000       8,800              4,057
  Senior Executive Vice President of       2000      230,665      10,000           0              5,775
    the Company and President &            1999      217,240      32,000           0              9,140
    Secretary of the Board of Directors
    of the Bank

Danny L. Buttery.......................    2001      206,233       6,000       4,840              2,782
  President of the Bank's Harlingen        2000      195,612       5,000           0              4,500
    location                               1999      190,303      18,000           0              8,000

Frank A. Kavanagh......................    2001      211,233       4,000       4,840              4,482
  Executive Vice President                 2000      205,600       3,500           0              6,200
                                           1999      205,362      12,000           0              9,600

Douglas G. Bready......................    2001      203,089      15,000       6,600              4,482
  President of the Bank's McAllen          2000      190,873       7,500           0              6,200
    location
                                           1999      166,443      25,000           0              9,600

------------
(1) Includes wages, automobile allowances and director fees.

(2) Includes the Company's optional and matching contribution for each listed executive officer under the KSOP Plan. KSOP Plan contributions are based upon the lesser of the amounts set forth in the table above or the maximum allowable under the KSOP Plan. In addition, with regard to Mr. Roney, the amount indicated includes $117,862 accrued during 2001, $87,420 accrued during 2000 and $87,430 accrued during 1999 pursuant to the Deferred Compensation Plan adopted by the Company for the benefit of Mr. Roney, described in the Report of the Stock Option and Compensation Committee.

OPTION GRANTS

    The following table sets forth information concerning stock options granted during 2001 to the executive officers named above.

                                                          OPTIONS GRANTED IN LAST FISCAL YEAR
                                       -------------------------------------------------------------------------
                                                    INDIVIDUAL GRANTS (1)                  POTENTIAL REALIZABLE
                                       ------------------------------------------------     VALUES AT ASSUMED
                                       NUMBER OF    % OF TOTAL                            ANNUAL RATES OF STOCK
                                       SECURITIES    OPTIONS                              PRICE APPRECIATION FOR
                                       UNDERLYING    GRANTED     EXERCISE                    OPTION TERM (2)
                                        OPTIONS         TO       PRICE PER   EXPIRATION   ----------------------
NAME                                    GRANTED     EMPLOYEES      SHARE        DATE         5%           10%
----                                   ----------   ----------   ---------   ----------   --------      --------
G. E. Roney..........................    11,000        4.54%      $33.13     4-15-2011    $229,196      $580,822
Paul S. Moxley.......................     8,800        3.63        33.13     4-15-2011     183,357       464,658
Danny L. Buttery.....................     4,840        2.00        33.13     4-15-2011     100,846       255,562
Frank A. Kavanagh....................     4,840        2.00        33.13     4-15-2011     100,846       255,562
Doug Bready..........................     6,600        2.73        33.13     4-15-2011     137,518       348,493

------------
(1) The options to purchase one-fourth of the shares listed for Messrs. Moxley, Buttery, Kavanagh and Bready are exercisable commencing on July 1, 2001 and an additional one-fourth of the options are exercisable beginning July lst of each year thereafter. The options to purchase the shares listed for Mr. Roney are exercisable as follows: 2,263 shares on July 1, 2001, 3,018 shares on July 1, 2002, 3,018 shares on July 1,2003 and 2,701 shares on July 1, 2004.

(2) The dollar amounts under these columns are the result of calculations at 5% and 10% compounded annual rates. The 5% and 10% rates of growth are for illustrative purposes only as required by the Securities and Exchange Commission. They are not intended to forecast the future price of the Company's Common Stock.

OPTION EXERCISES AND VALUES AT YEAR-END 2001

    The following table sets forth as to each of the named executive officers information with respect to option exercises during 2001 and the status of their options on December 31, 2001.

                                                            AGGREGATE OPTION EXERCISES IN
                                                  LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
                         ---------------------------------------------------------------------------------------------------
                                                                 NUMBER OF UNEXERCISED              VALUE OF UNEXERCISED
                                        VALUE REALIZED                  OPTIONS                    IN-THE-MONEY OPTIONS AT
                           SHARES      (MARKET PRICE AT            AT FISCAL YEAR-END                FISCAL YEAR-END (1)
                         ACQUIRED ON    EXERCISE LESS        ------------------------------      ---------------------------
NAME                      EXERCISE     EXERCISE PRICE)       EXERCISABLE      UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
----                     -----------   ----------------      -----------      -------------      -----------   -------------
G. E. Roney............    107,250        $1,989,000            84,613            8,737            $591,624       $41,239
Paul S. Moxley.........          0                 0            19,799            6,600             268,787        31,152
Danny L. Buttery.......          0                 0            16,059            3,630             211,152        17,134
Frank A. Kavanagh......          0                 0            11,109            3,630              75,544        17,134
Douglas G. Bready......      2,500            59,364            12,624            4,950             107,071        23,364

------------
(1) Calculated by subtracting the exercise price from the fair market value of the underlying Common Stock. For purposes of this table, fair market value is deemed to be $37.85, the closing price per share for the Common Stock as reported on the NASDAQ National Market System on December 31, 2001.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

    The Board of Directors set the close of business on February 25, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the 2002 annual meeting (the "Record Date"). On the Record Date there were 17,526,883 shares of the Company's Common Stock. Each share of Common Stock is entitled to one vote on each matter to be acted upon at the meeting. Neither the Company's Articles of Incorporation nor its Bylaws provide for cumulative voting rights. A nominee for a director position must receive the affirmative vote of the holders of a majority of the shares of Common Stock represented at the meeting to be elected.

    The following table sets forth certain information regarding the ownership of the Company's voting securities as of the Record Date by each shareholder who is known by the Company to own beneficially more than 5% of the Company's outstanding voting securities. The table also includes information regarding ownership by each director and each executive officer named in the Cash Compensation Table and all executive officers and directors as a group.

    The number of shares of Common Stock beneficially owned by each person as indicated in the table is determined under rules of the Securities and Exchange Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as otherwise noted, the indicated shareholders have sole voting and investment power over the number of shares shown.

                                                                    COMMON STOCK
                                                              -------------------------
                                                              AMOUNT AND
                                                              NATURE OF        PERCENT
                                                              BENEFICIAL          OF
NAME OF BENEFICIAL OWNER                                      OWNERSHIP         CLASS
------------------------                                      ----------       --------
Morris Atlas................................................    115,657 (1)       .66%
Frank N. Boggus.............................................    217,443 (2)      1.24%
Douglas G. Bready...........................................     42,437 (3)       .24%
Danny L. Buttery............................................     42,335 (4)       .24%
Robert G. Farris............................................     73,929 (5)       .42%
Frank A. Kavanagh...........................................     25,604 (6)       .15%
C. Kenneth Landrum, M.D.....................................    135,770 (7)       .77%
David L. Lane...............................................     22,645 (8)       .13%
Jack H. Mayfield, Jr........................................    295,475 (9)      1.69%
Paul S. Moxley..............................................    165,533(10)       .94%
G. E. Roney
  3900 North Tenth Street, 11th Floor
  McAllen, Texas 78501......................................  1,461,070(11)      8.30%
Julie G. Uhlhorn............................................    222,663(12)      1.27%
Liberty Wanger Asset Management, L.P., ("WAM")
  WAM Acquisition GP, Inc., general partner of WAM
  227 West Monroe Street, Suite 3000
  Chicago, Illinois 60606...................................    902,000          5.14%
Jack Whetsel................................................    238,218(13)      1.36%
Mario Max Yzaguirre.........................................      6,215           .04%
All officers and directors as a group (15 persons)..........  2,800,582(14)     15.84%
                                                              ---------         -----

------------
 (1) The total includes 3,300 shares held by Mr. Atlas' wife.

 (2) The total includes 175,791 shares owned by four companies controlled by Mr. Boggus.

 (3) The total includes 5,196 shares held by Mr. Bready's wife, 911 shares held by an independent trustee for Mr. Bready's IRA, 712 shares held by an independent trustee for Mr. Bready's wife's IRA, 19,446 shares allocated to Mr. Bready's account as a participant in the KSOP Plan and 12,624 shares Mr. Bready has the right to acquire within 60 days through the exercise of options. Not included in the total are 4,950 shares which represents options granted in 2001 and not presently exercisable by Mr. Bready.

 (4) The total includes 26,276 shares allocated to Mr. Buttery's account as a participant in the KSOP Plan and 16,059 shares Mr. Buttery has the right to acquire within 60 days through the exercise of options. Not included in the total are 3,630 shares, which represent options, granted in 2001 and not presently exercisable by Mr. Buttery.

 (5) The total includes 3,933 shares held by Mr. Farris' wife. Mr. Farris disclaims beneficial ownership of his wife's shares.

 (6) The total includes 14,472 shares allocated to Mr. Kavanagh's account as a participant in the KSOP and 11,109 shares Mr. Kavanagh has the right to acquire within 60 days through the exercise of options. Not included in the total are 3,630 shares, which represent options, granted in 2001 and not presently exercisable by Mr. Kavanagh.

 (7) The total includes 27,925 shares held by family trusts for the benefit of Dr. Landrum, 13,294 shares held by a trust for Dr. Landrum's pension plan, 3,630 shares held in a Charitable Trust where Dr. Landrum acts as Trustee and 88,271 shares held by Dr. Landrum's wife. Dr. Landrum disclaims beneficial ownership of his wife's shares.

 (8) The total includes 1,774 shares held pursuant to the Holdback Escrow Agreement dated February 22,2002 and entered into by Texas Regional, Riverway Holdings, Inc. and the Texas State Bank Trust Department.

 (9) The total includes 52,178 shares held in a Charitable Trust where
     Mr. Mayfield acts as Trustee, 121,739 shares owned by four companies controlled by Mr. Mayfield, 47,273 shares held by an independent trustee for Mr. Mayfield's IRA and 51,134 shares held in a trust for the benefit of Mr. Mayfield's wife. The total also includes the following shares held pursuant to the Holdback Escrow Agreement dated February 22, 2002 and entered into by Texas Regional, Riverway Holdings, Inc. and the Texas State Bank Trust Department: 4,436 shares held in a Charitable Trust where
     Mr. Mayfield acts a Trustee, 10,349 shares held by four companies controlled by Mr. Mayfield, 4,019 shares held by an independent trustee for the benefit of Mr. Mayfield's IRA, 4,347 shares held in a trust for the benefit of Mr. Mayfield's wife.

 (10) The total includes 669 shares held by Mr. Moxley's wife, 29,762 shares allocated to Mr. Moxley's account as a participant in the KSOP Plan, 97,858 shares held by trusts at Texas State Bank for which Mr. Moxley, Mr. Roney, Mrs. Uhlhorn and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mr. Moxley has no interest as a beneficiary and 19,799 shares Mr. Moxley has the right to acquire within 60 days through the exercise of options. Not included in the total are 6,600 shares, which represent the options, granted in 2001 and not presently exercisable by Mr. Moxley.

 (11) The total includes 121,855 shares held by Mr. Roney's wife, 4,950 shares held by a trust for the benefit of Mr. Roney's wife, 92,908 shares held by trusts at Texas State Bank for which Mr. Roney, Mr. Moxley, Mrs. Uhlhorn and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mr. Roney has no interest as beneficiary, 8,009 shares held by a company partly owned by Mr. Roney, 80,613 shares allocated to Mr. Roney's account as a participant in the KSOP Plan and 84,613 shares Mr. Roney has the right to acquire within 60 days through the exercise of options. Not included in the total are 8,737 shares, which represent options, granted in 2001 and not presently exercisable by Mr. Roney.

 (12) The total includes 44,576 shares which represent Mrs. Uhlhorn's beneficial interests in a trust, 44,309 shares held by a partnership owned 30% by Mrs. Uhlhorn and 97,858 shares held by trusts at Texas State Bank for which Mrs. Uhlhorn, Mr. Roney, Mr. Moxley and Mr. Whetsel serve as trustees along with other individuals who are not directors of the Company but in which Mrs. Uhlhorn has no interest as a beneficiary.

 (13) The total includes 97,858 shares held by trusts at Texas State Bank for which Mr. Whetsel, Mr. Moxley, Mrs. Uhlhorn and Mr. Roney serve as trustees along with other individuals who are not directors of the Company but in which Mr. Whetsel has no interest as a beneficiary, 63,360 shares held in a trust for the benefit of Mr. Whetsel and 77,000 shares held in a trust for the benefit of Mr. Whetsel's wife.

 (14) Includes 2,095,451 shares as to which directors and officers have sole voting power, 705,131 shares as to which they have shared voting power, 1,891,560 shares as to which they have sole investment power and 909,022 shares as to which they have shared investment power. In addition, included in this total are 153,829 shares the officers have a right to acquire within 60 days through the exercise of options.

                 STOCK OPTION AND COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

             REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE

    This Report of the Stock Option and Compensation Committee of the Board of Directors of Texas Regional Bancshares, Inc. (the "Compensation Committee" or "Committee") describes the basis upon which the Committee has made recommendations concerning the 2001 compensation payable to the officers of the Company and its wholly-owned subsidiary, Texas State Bank. It has been the duty of the Compensation Committee to consider the compensation of all officers, including the officers named in the compensation tables contained in the Proxy Statement included with the Notice of Annual Meeting of Shareholders of the Company scheduled for April 2002. During 2001, the recommendations of the Compensation Committee were accepted by the Board of Directors of the Company and by the Board of Directors of the Company's wholly owned subsidiary, Texas State Bank.

COMPENSATION PHILOSOPHY

    The Compensation Committee seeks to make compensation decisions based on long-term growth and performance objectives of the Company. As in prior years, the Compensation Committee during 2001 emphasized the Company's growth in total assets and book value, and the earnings of the Company, in its consideration of compensation decisions.

    For 2001, as in recent prior years, the compensation program has been based on the following principles:

    - The Company recognizes that a competitive pay program helps attract and retain quality personnel and the Company is committed to being competitive in its compensation programs. To ensure that pay is competitive, the Company regularly compares its pay practices with those of other financial institutions, particularly banks and bank holding companies, in the markets served by the Company. From time to time the Company modifies pay parameters based on this review.

    - The Company makes salary adjustments and other compensation awards to officers and other key management personnel upon a combination of performance company-wide, performance of the business unit for which they are responsible and individual performance. Among the performance standards reviewed in 2001 were sustained growth objectives and an ability to maximize profitability of individual business units, or contain costs within those units. For officers for whom community relationships are significant, the Company also considers the activities undertaken by those officers and the sense of the Board members of the community perceptions of the officers. Those officers with supervisory authority have also been evaluated, and compensation in part determined, on their ability to interact both with persons who work for them and persons who work with them. In each case, the performance criteria are subjective and therefore the compensation decisions are not based upon a mathematical application of performance criteria.

    - The Company also considers the success of the organization as a whole in matters relative to compensation of individual officers. At those times when the organization's profitability and growth are strong, the Company believes that the officers and other employees of the organization should be entitled to compensation adjustments as a result of the availability of resources which they helped create.

    In the Company's ongoing evaluation program, senior officers set objectives and goals for junior officers and other employees reporting to them, evaluate the employees and officers on performance, and compare the results to the performance of others in the Company. Managers, including the Chief Executive Officer, review the results of individual officers and employees, and consider other evaluation information in making recommendations to the Compensation Committee as to compensation for the officers of the Company and the Bank. The Committee considered these evaluations and recommendations for purposes of the Committee's compensation recommendations to the Board of Directors of each of the Company and Texas State Bank. The Committee also made a separate recommendation for the compensation of the Chief Executive Officer based in part on the evaluation of the Chief Executive Officer made by the Board of Directors. In 2001, the recommendations of the Compensation Committee were accepted by the Board of Directors and the Bank.

    In evaluating compensation, the Company is aware of the limitations on deductibility of compensation paid to highly compensated persons as imposed by Internal Revenue Code section 162(m). While the Company does not at this time have any executive officer within the range of compensation for which limitations are imposed by that provision, the Compensation Committee's policy is to review the impact of section 162(m), and the requirements imposed on performance-based compensation described in that section, in the context of any qualifying compensation that may be proposed to be paid in the future.

COMPENSATION PROGRAM COMPONENTS

    The Compensation Committee regularly reviews the Company's compensation programs to ensure that the components of the compensation program will allow the Company to successfully attract and retain key employees. The compensation program components available to the employees of the Company are:

    BASE SALARY. Base salary levels are largely determined based upon comparison with peer group members as well as potential competitors and other companies which might seek to employ officers and employees of the Company. Actual salaries are based upon individual performance contributions in accordance with the compensation philosophy of the Company.

    BONUSES. The officers of the Company in 2001 participated in a performance-based bonus as a component of their compensation. Each officer's bonus is based on the over-all profitability of the Company and the profit center for which a particular officer is responsible. Among the factors considered in awarding bonuses are growth of deposits, profitability, containment of costs, and other factors the Company considers important.

    EMPLOYEE STOCK OWNERSHIP PROGRAM. The Committee believes that participation in the employee stock ownership program of the Company encourages the officers and other employees of the Company to work toward the long-term goals and objectives of the Company. Decisions relative to contributions to the employee stock ownership program are made annually, with the aggregate amount based on a resolution of the Board of Directors, with individual allocations based on a formula. Any participant in the Plan who was employed by the Company as of December 31, 2001 and credited with at least
    1,000 hours of service was eligible to participate in contributions to the Plan for 2001.

    STOCK OPTIONS. The Committee believes that stock options provide an appropriate incentive to encourage management, particularly senior management, to maximize shareholder returns. The Committee recommended that stock options be granted to encourage management to help the Company achieve its objectives of long-term growth in shareholder value. Accordingly, during 2001, the Committee recommended, and the Board of Directors granted, stock options to purchase an aggregate of 242,220 shares of the Company's Common Stock to an aggregate of 84 employees during 2001. Options granted in 2001 were granted pursuant to the Texas Regional Bancshares, Inc. 2000 Incentive Stock Option Plan approved by the shareholders at the annual meeting of shareholders in 2001.

    Further the Committee recommended, and the Board of Directors adopted two new stock option plans, the Texas Regional Bancshares, Inc. 2002 Incentive Stock Option Plan and the Texas Regional Bancshares, Inc. 2002 Nonstatutory Stock Option Plan. Both plans will be considered by the shareholders at the annual meeting of the shareholders scheduled for April 2002. The Committee will consider recommending the award of the stock options to existing employees or to prospective employees in the future as circumstances warrant.

    DEFERRED COMPENSATION PLAN. In 1993, the Company adopted a Deferred Compensation Plan for the Company's Chief Executive Officer, Glen E. Roney. The Deferred Compensation Plan provides for a retirement benefit payable to Mr. Roney (or his designated beneficiary or his estate if Mr. Roney dies prior to payment of the full amount of deferred compensation) of $100,000 per year commencing October 29, 2002, and continuing annually thereafter for fourteen years. In the event payments are to commence after October 30, 2002, the Company shall pay to Mr. Roney on the Late Retirement Date a lump sum equal to the amount of money that would have been paid to him had payments commenced on October 30, 2002 (the "Catch-Up Amount"), and in addition, the Company shall pay to Mr. Roney $100,000 per year commencing on October 30 of the year next following the Late Retirement Date and continuing regularly on the same calendar day of each year thereafter, (including the Catch-Up Amount and all other payments) the aggregate sum of $1,500,000; and on the Late Retirement Date, the Company shall pay
    Mr. Roney an amount intended to compensate for his lost earnings potential on the Catch-Up Amount. If Mr. Roney dies prior to commencement of the retirement benefit, payments would commence immediately and be paid to his designated beneficiary or his estate. The Company also adopted the Trust under Glen E. Roney Deferred Compensation Plan, in the form prescribed by applicable regulations adopted by the Internal Revenue Service for nonqualified deferred compensation plans. Among other things, the Plan and Trust provide for an initial deposit into the Trust by the Company and subsequent deposits at the discretion of the Board of Directors, and further provide for full funding of the amount necessary to discharge the retirement benefit in the event of a change of control, as that term is defined in the Trust. During 2001 the Company accrued $117,862 for the Deferred Compensation Plan.

DISCUSSION OF CHIEF EXECUTIVE OFFICER COMPENSATION

    The Compensation Committee reviewed compensation of the Chief Executive Officer of the Company for fiscal year 2001 in connection with his individual performance for the Company. The following were some of the qualitative and quantitative measures for the Company's performance considered by the Committee in making recommendations for the Chief Executive Officer's compensation:

    - Continued growth of the Company and the corresponding growth in the Chief Executive Officer's responsibility for the Company.

    - Profitability of the Company and its subsidiary and the capital of the Company and its subsidiary in relation to regulatory guidelines.

    - The ability of the Company and its senior management to work cooperatively with regulatory authorities, and the morale of personnel in the organization.

    - Perception of the Compensation Committee as to the acceptance of the organization in the community.

    Specifically, in making compensation recommendations for the Chief Executive Officer for compensation payable during 2001, the Compensation Committee considered the increase in the market value per share of the Company's Class A Voting Common Stock from $32.50 at December 31, 2000, to $37.850 at
December 31, 2001, and the net income for the year ended December 31, 2000, of $35.3 million, or $2.19 per diluted common share, compared to $39.4 million, or $2.43 per diluted common share for the year ended December 31, 2001. The critical role of the chief executive officer as spokesperson for the Company in the public market was also considered.

    The Compensation Committee also reviewed the base salary and bonus for the Chief Executive Officer in the context of the compensation packages available for executives of similar-sized financial institutions, and the Committee considered the significant dependence of the organization on the continued involvement of the Chief Executive Officer with the organization, and the need to treat the Chief Executive Officer fairly in light of the responsibilities he has undertaken for the growth and development of the organization.


                                           Stock Option and Compensation Committee
                                           of the Board of Directors of
                                           Texas Regional Bancshares, Inc.

                                                      Morris Atlas, Chairman
                                                      Frank N. Boggus
                                                      Robert G. Farris
                                                      C. Kenneth Landrum, M.D.
                                                      Julie G. Uhlhorn
                                                      Jack Whetsel
                                                      Mario Max Yzaguirre

                             AUDIT COMMITTEE REPORT

    The Audit Committee of the Texas Regional Bancshares, Inc. Board of Directors (the "Committee") is composed of five independent directors and operates under a written charter adopted by the Board of Directors. The members of the Committee are: C. Kenneth Landrum, M.D. (Chair), Morris Atlas, Frank N. Boggus, Julie G. Uhlhorn and Mario Max Yzaguirre. The Committee recommends to the Board of Directors, subject to stockholder ratification, the selection of the Company's independent accountants.

    Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

    In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

    Based on the Committee's discussions with management and the independent accountants and the Committee's review of the representations of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Securities and Exchange Commission.

                                          C. Kenneth Landrum, M. D., Chairman
                                          Morris Atlas
                                          Frank N. Boggus
                                          Julie G. Uhlhorn
                                          Mario Max Yzaguirre

                         PRINCIPAL ACCOUNTING FIRM FEES

    The following table sets forth the aggregate fees billed to Texas Regional Bancshares, Inc. for the year ended December 31, 2001 by the Company's principal accounting firm, KPMG, LLP.

AUDIT FEES, EXCLUDING AUDIT RELATED.........................  $253,500
FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION
  FEES......................................................         0
ALL OTHER FEES
  AUDIT RELATED FEES(1).....................................    80,553
  OTHER NON-AUDIT SERVICES(2)...............................    16,300
    TOTAL ALL OTHER FEES....................................  $ 96,853

------------

(1) Audit related fees consisted principally of audit of Company's KSOP Plan, audit of Company's broker-dealer subsidiary and SAS 70 report for Company's data center.

(2) Other non-audit fees consisted principally of research and consultations on accounting and tax issues related to mergers.

    The Audit Committee has considered whether the provision of services covered in billings included under "Financial Information Systems Design and Implementation Fees" and "All Other Fees" categories listed above is compatible with maintaining the principal accountant's independence. The Audit Committee has concluded that the provisions of such non-audit services would not jeopardize the independence of KPMG, LLP as the Company's principal accountants.

                               PERFORMANCE GRAPH

    The following performance graph compares the performance of the Company's Common Stock to the S&P 500 Index and to the CRSP Total Return Index for NASDAQ Bank Stocks for the last five years. The CRSP Total Return Index is prepared by The Center for Research in Securities Prices (CRSP) at the University of Chicago for NASDAQ. The graph assumes that the value of the investment of the Company's Common Stock and each index was $100 at December 31, 1996 and that all dividends were reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                  1996  1997   1998   1999   2000   2001
TRBS               100  136.3  114.4    135  169.7  200.9
S&P500             100  133.5  172.2  208.5    190  167.6
NASDAQ Bank stks   100  167.4  166.3  159.9  182.4  197.4

                    TRANSACTIONS WITH MANAGEMENT AND OTHERS

    During 2001 as in prior years, Company officers and directors and their related parties have had banking transactions with Texas State Bank. All such transactions have been in the ordinary course of business, on substantially the same terms including interest rates and collateral, as those prevailing for comparable transactions with others, and have not included more than the normal risk of collectibility or other unfavorable features.

    Texas State Bank, along with other banks in the Rio Grande Valley, sells credit life insurance for Texas State Life Reinsurance, Ltd. G.E. Roney, Chairman of the Board and Chief Executive Officer of the Company, owns thirty-three percent of Texas State Life Reinsurance, Ltd. Texas State Bank received $230,815 in commission fee income from the insurance company for the year ended December 31, 2001.

    Mr. Morris Atlas, a Director of the Company, is a partner in the law firm of Atlas & Hall L.L.P. His firm received fees for legal services rendered to the Company and its subsidiary during 2001 in the amount of $1.3 million which fees received exceeded 5% of his firm's gross revenues for 2001.

               COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

    Based solely upon a review of Forms 3, 4 and 5 (and amendments) furnished to the Company during 2001 and in 2002 through the date of this Proxy Statement, and written representations from reporting persons that no Form 5 was required, the Company believes that no officer or director has failed to report transactions in the Company's securities on a timely basis except that the Company inadvertently failed to forward to the SEC the Form 4 that Dr. C. Kenneth Landrum prepared reporting a purchase of 1,000 shares of Texas Regional stock. The Form 4 was subsequently forwarded to the SEC as soon as the clerical error became known to the Company.

           ITEM 2 -- APPROVAL OF THE 2002 INCENTIVE STOCK OPTION PLAN

    On March 12, 2002 the Board of Directors adopted, subject to approval by the Company's shareholders, the 2002 Incentive Stock Option Plan (the "ISO Plan"). The ISO Plan is designed to provide a special incentive to selected key employees of the Company and its subsidiary, by offering key employees an opportunity to purchase shares of the Class A Voting Common Stock of the Company. To date, no options have been granted under the ISO Plan.

DESCRIPTION OF THE PLAN

    The ISO Plan is attached as Annex 1 to this Proxy Statement. The following summary of the ISO Plan is qualified in its entirety by reference to the full text of the ISO Plan. The aggregate number of shares which may be issued under options granted pursuant to the ISO Plan is 100,000 shares of Common Stock of the Company. The aggregate number of shares which may be issued under options granted pursuant to the ISO Plan is subject to adjustment, under appropriate circumstances, as provided in the ISO Plan.

    The ISO Plan is for the benefit of key employees of the Company and its subsidiaries. No options may be granted under the ISO Plan after ten years from the date of adoption of the ISO Plan, but options granted prior to that date may extend beyond that date. The stock to be issued pursuant to the ISO Plan may constitute an original issue of authorized shares or may consist of previously issued stock that has been reacquired by the Company.

    The ISO Plan is to be administered either by the Board of Directors or by a Stock Option Committee established by the Board. The Company's Stock Option and Compensation Committee has been designated as the Stock Option Committee for purposes of the ISO Plan.

    The Board or Committee shall select the key employees (including key employees who are directors) to whom options may be granted under the ISO Plan, and shall determine the number of shares to be covered by each option granted. Because future as well as present key employees are eligible to participate in the ISO Plan, an indeterminate number of employees are eligible to receive grant of options pursuant to the ISO Plan. The terms and provisions of options granted pursuant to the ISO Plan shall be set forth in an Option Agreement to be executed at the time the option is granted by the Company and the employee receiving the option.

    The purchase price of Common Stock which may be purchased under options granted pursuant to the ISO Plan shall be the fair market value of the stock as determined by the Board or the Committee at the time the options are granted. The exercise period of options granted under the ISO Plan, including any vesting schedule, will be set forth in the Option Agreement. The purchase price is to be paid at the time the option is exercised.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    The options granted under the ISO Plan are intended to qualify as "incentive stock options" which are given favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended. Provided that the limitations, requirements and procedures of Section 422 are followed, the grant and exercise of options will generally not result in taxable income to the employee or a tax deduction for the Company. If the limitations, requirements and procedures of
Section 422 are not followed, the employee may be required to recognize compensation income and the Company may be entitled to a compensation expense deduction with respect to the exercise of an option granted pursuant to the ISO Plan.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE TEXAS REGIONAL BANCSHARES, INC. 2002 INCENTIVE STOCK OPTION PLAN. PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF ADOPTION OF THE ISO PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

         ITEM 3 -- APPROVAL OF THE 2002 NONSTATUTORY STOCK OPTION PLAN

    Also on March 12, 2002 the Board of Directors adopted, subject to approval by the Company's shareholders, the 2002 Nonstatutory Stock Option Plan (the "NSO Plan"). Like the ISO Plan, the NSO Plan is designed to provide a special incentive to selected key employees of the Company and its subsidiary, by offering key employees an opportunity to purchase shares of the Class A Voting Common Stock of the Company. Because options granted under the NSO Plan are not intended to qualify for "incentive stock option" treatment for federal income tax purposes, certain restrictions applicable to options granted under the ISO Plan are not applicable to options granted under the NSO Plan. To date, no options have been granted under the NSO Plan.

DESCRIPTION OF THE PLAN

    The NSO Plan is attached as Annex 2 to this Proxy Statement. The following summary of the NSO Plan is qualified in its entirety by reference to the full text of the NSO Plan. The aggregate number of shares which may be issued under options granted pursuant to the NSO Plan is also 100,000 shares of Common Stock of the Company, and the aggregate number of shares which may be issued under options granted pursuant to the NSO Plan is also subject to adjustment, under appropriate circumstances, as provided in the NSO Plan.

    The NSO Plan is also for the benefit of key employees of the Company and its subsidiaries. No options may be granted under the NSO Plan after ten years from the date of adoption of the NSO Plan, but options granted prior to that date may extend beyond that date. The stock to be issued pursuant to the NSO Plan may constitute an original issue of authorized shares or may consist of previously issued stock that has been reacquired by the Company.

    The NSO Plan is also to be administered either by the Board of Directors or by a Stock Option Committee established by the Board. The Company's Stock Option and Compensation Committee has also been designated as the Stock Option Committee for purposes of the NSO Plan.

    The Board or Committee shall select the key employees (including key employees who are directors) to whom options may be granted under the NSO Plan, and shall determine the number of shares to be covered by each option granted. Because future as well as present key employees are eligible to participate in the NSO Plan, an indeterminate number of employees are eligible to receive grant of options pursuant to the NSO Plan. The terms and provisions of options granted pursuant to the NSO Plan shall be set forth in an Option Agreement to be executed at the time the option is granted by the Company and the employee receiving the option.

    The purchase price of Common Stock which may be purchased under options granted pursuant to the NSO Plan shall be the fair market value of the stock as determined by the Board or the Committee at the time the options are granted. The exercise period of options granted under the NSO Plan, including any vesting schedule, will be set forth in the Option Agreement. The purchase price is to be paid at the time the option is exercised.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

    Because the options granted under the NSO Plan are not intended to qualify as "incentive stock options" the employee to whom options are granted under the NSO Plan will not be entitled to the favorable income tax treatment provided by
Section 422 of the Internal Revenue Code of 1986, as amended. Because options granted under the NSO Plan are, according to the Plan, to be granted at fair market value, it is not expected that an employee will incur federal income tax liability with respect to the grant of an option under the NSO Plan. However, if the fair market value of the stock at the date of an employee's exercise of an option granted under the NSO Plan exceeds the exercise price, the employee will in most cases be required to recognize compensation income based on the difference between the fair market value at date of exercise and the exercise price. Under those circumstances, the Company may be entitled to a compensation expense deduction.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE TEXAS REGIONAL BANCSHARES, INC. 2002 NONSTATUTORY STOCK OPTION PLAN. PROXIES SOLICITED HEREBY WILL BE VOTED IN FAVOR OF ADOPTION OF THE NSO PLAN UNLESS THE STOCKHOLDER SPECIFIES OTHERWISE.

                 ITEM 4 -- RATIFICATION OF INDEPENDENT AUDITORS

    The Company has appointed KPMG, LLP as its principal accountants to perform the audit of the Company's financial statements for fiscal year 2002. KPMG, LLP has audited the Company's financial statements since 1988. Services provided to the Company by KPMG, LLP in fiscal 2001 have included the examination of the Company's financial statements, limited reviews of the Company's quarterly reports, examination of the financial statements of the Company's KSOP Plan, review of the Company's data center operations and consultation on various tax and accounting issues.

    The Board of Directors expects that representatives of KPMG, LLP will be present at the annual meeting, will be given an opportunity to make a statement at the meeting if they desire to do so and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF KPMG, LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR 2002.

    In the event the shareholders do not ratify the appointment of KPMG, LLP as the principal accountants of the Company, the appointment will be reconsidered by the Audit Committee and the Board of Directors.

               SHAREHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

    Shareholders interested in submitting a proposal for inclusion in the Company's proxy materials for the 2003 Annual Meeting of Shareholders must submit the proposal to the Company no later than November 11, 2002. Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders without inclusion of such proposal in the Company's proxy materials must provide notice of such proposal to the Company no later than February 2, 2003. Any shareholder proposal must comply with applicable requirements of the Securities and Exchange Commission.

                                 OTHER BUSINESS

    By execution of the proxy, each shareholder also confers discretionary authority to vote on matters incident to the conduct of the meeting. It is anticipated that approval of the minutes of the 2001 Annual Meeting of the Shareholders will be considered, although approval of the minutes will not constitute approval or disapproval of the matters referred to in the minutes.

    The Board of Directors does not know of any other matters likely to be brought before the meeting for action. However, if any matters do properly come before the meeting, the enclosed proxy grants authority to vote on the matter in accordance with the judgment of the persons voting the proxy.

                                   FORM 10-K

    UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2001, TO EACH PERSON WHOSE PROXY IS BEING SOLICITED. APPLICABLE RULES REQUIRE THAT FORM 10-K, WHICH INCLUDES FINANCIAL STATEMENTS AND SCHEDULES, BE FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. REQUESTS FOR COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K MUST BE IN WRITING AND SHOULD BE DIRECTED TO ANN M. SEFCIK, CONTROLLER & ASSISTANT SECRETARY, TEXAS REGIONAL BANCSHARES, INC., P. O. BOX 5910, MCALLEN, TEXAS 78502-5910.

                                          BY ORDER OF THE BOARD OF DIRECTORS,

                                          [LOGO]

                                          NANCY F. SCHULTZ
                                          SENIOR VICE PRESIDENT, SECRETARY &
                                          TREASURER

March 18, 2002

                                                                         ANNEX 1

                        TEXAS REGIONAL BANCSHARES, INC.
                        2002 INCENTIVE STOCK OPTION PLAN

    Texas Regional Bancshares, Inc., a Texas corporation (hereinafter called the "Corporation") believes that allowing certain key employees to obtain shares of the Class A Voting Common Stock of the Corporation through the use of stock options hereinafter provided for will be beneficial to the initial and continued success of the Corporation. In furtherance of the foregoing, the Corporation hereby establishes the Texas Regional Bancshares, Inc. 2002 Incentive Stock Option Plan (the "Plan").

    1. PURPOSE. The purpose of the Plan is to secure for the Corporation and its stockholders the benefits which flow from providing key employees of the Corporation and its subsidiaries with the incentive inherent in common stock ownership. It is generally recognized that stock option plans aid in retaining competent employees and furnish a device to attract employees of exceptional ability to the Corporation because of the opportunity offered to acquire a proprietary interest in the business. For purposes of the Plan, a subsidiary is any corporation in which the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or over which the Corporation has effective operating control. The Corporation intends that any stock option granted or exercised under this Plan qualify as an "incentive stock option" which is given favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations.

    2.  AMOUNT OF STOCK.

        (a) The total number of shares of Class A Voting Common Stock to be subject to options granted pursuant to the Plan shall not exceed one hundred thousand (100,000) shares of the Corporation's Class A Voting Common Stock (hereinafter referred to as the "Common Stock" or the "Stock") each having a par value of $1.00.

        (b) In the event of (i) stock dividends, stock splits, or subdivisions, combinations or reclassifications of the Stock, or (ii) the merger or consolidation of the Corporation with any other business entity, the sale of all or substantially all of the Corporation's assets, the liquidation or dissolution the Corporation, or any other form of corporate reorganization or other similar capital change, the number and kind of shares of stock of the Corporation described in the Plan or to be granted under the Plan, the number and kind of shares of stock of the Corporation subject to options then outstanding under the Plan, the maximum number of shares for which options may be issued under the Plan, the option price and other relevant provisions shall be appropriately adjusted. The determination of the Board of Directors, or the Committee appointed by the Board as herein provided, as to any dispute related to adjustments shall be binding on all persons.

        (c) In the event that options granted under this Plan shall expire, terminate unexercised or otherwise lapse without being exercised in whole or in part, the shares covered by the unexercised portion of the expired, terminated or lapsed options shall be available for future grants under the Plan, within the limits herein described.

        (d) The stock to be issued under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Corporation, as shall be determined by the Board or the Committee.

                                   Annex 1-1

    3. STOCK OPTION COMMITTEE. The Board of Directors of the Corporation (the "Board") shall from time to time appoint a Stock Option Committee (the "Committee") to serve under this Plan. The Committee shall consist of either:

    (i) Three or more directors, none of whom are, on the date selected for the Committee, and for one year prior thereto, eligible for selection under the Plan, any other plan of the Corporation or any affiliate of the Corporation to acquire stock, stock options or stock appreciation rights of the Corporation or any of its affiliates, and who otherwise meet the definition of a "Non-Employee Director for purposes of Rule 16b-3(d)(1) as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; or

    (ii) The entire Board of Directors of the Corporation, so long as a majority of the Board and a majority of the Directors acting as members of the Committee are not, at the time of selection for the Committee, and for one year prior thereto, eligible for selection under the Plan, any other plan of the Corporation or any affiliate of the Corporation to acquire stock, stock options or stock appreciation rights of the Corporation or any of its affiliates.

    A person serving on the Committee shall not be considered as being eligible to acquire stock, stock options, or stock appreciation rights if such eligibility is under the terms of an employee benefit plan of the Corporation which is open to all employees of the Corporation and the eligibility and allocation criteria are fixed and uniform for all employees.

    Persons serving on the Committee may receive options if such options being granted to any such person are subject to shareholder approval and are independent of any type of plan.

    The Committee shall have authority, consistent with the Plan:

           (a) to determine which of the key employees of the Corporation and its subsidiaries shall be granted options;

           (b) to determine the time or times when options shall be granted and the number of shares of Common Stock to be subject to each option;

           (c) to determine the option price of the shares subject to each option and the method of payment of such price;

           (d) to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

           (e) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

           (f) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings;

           (g) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; and

           (h) to take other actions permitted of the Committee by this Plan, authority hereafter granted by the Board or as permitted by law.

    All decisions, determinations and interpretations of the Committee shall be final and binding on all parties concerned.

    4. ELIGIBILITY AND PARTICIPATION. Options may be granted pursuant to the Plan to employees of the Corporation and any parent or subsidiary of the Corporation (hereinafter sometimes called "employee" or "employees"); provided that no option may be granted under the Plan to an employee who, immediately

                                   Annex 1-2
before or at the time such option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the employer corporation or of any parent or subsidiary corporation. For the purposes of the preceding sentence: (a) the employee shall be considered as owning the stock owned directly or indirectly by or for himself, the stock which the employee may purchase under outstanding options, and the stock owned, directly or indirectly, by or for his brothers and sisters (whether of the whole or half blood), spouse, ancestors, and lineal descendants; and (b) stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust shall be considered as being owned proportionately by or for its shareholders, partners, or beneficiaries.

    From time to time the Committee shall select the employees to whom options may be granted by the Board and shall determine the number of shares to be covered by each option so granted. Future as well as present employees (including employees who are directors) shall be eligible to participate in the Plan. If the entire Board constitutes the Committee, then members of the Committee that are otherwise eligible to participate in the Plan shall be allowed to participate in the Plan, provided that such eligible members constitute a minority of the Board, and provided further, that any individual member of the Committee allowed to participate will be prohibited from voting upon or in any way influencing the other members of the Committee in designating such individual member as a recipient of option grants or in exercising any other discretion granted to the Committee regarding the option grants to such individual member. If the Committee is appointed under the terms of subparagraph
(i) of Section 3 hereof, then members of the Committee (including those who are key employees of the Corporation or a subsidiary corporation of the Corporation) shall not be eligible to participate in the Plan.

    The adoption of the Plan does not confer upon any employee of the Corporation or a subsidiary any right to continue employment with the Corporation or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of any of its employees at any time.

    5. OPTION AGREEMENT. The terms and provisions of options granted pursuant to the Plan shall be set forth in agreements (which need not be identical) in such form and containing such provisions as are consistent with this Plan as the Board or the Committee may from time to time approve (individually an "Option Agreement" and collectively the "Option Agreements"). An Option Agreement may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the terms and conditions herein provided.

    6. PRICE. The purchase price per share of Common Stock purchasable under options granted pursuant to the Plan shall be an amount equal to one hundred percent (100%) of the fair market value of the stock, as determined by the Board or the Committee, at the time the options are granted. The full purchase price of shares purchased shall be paid upon exercise of the option in the manner and by the means set forth in the employee's Option Agreement. The consideration shall be paid either in cash, by check, or for such other consideration as the Board or Committee may approve. Under certain circumstances the purchase price per share shall be subject to adjustment as referred to in Section 11 of this Plan and as described in the Option Agreement executed pursuant to a grant under this Plan; however, the price per share of Common Stock purchasable under options granted pursuant to the Plan shall not be subject to adjustment after the date of grant in the absence of the occurrence of an event described in
Section 11.

    7. EXERCISE PERIOD. The right to purchase any Common Stock pursuant to the exercise of an option granted under this Plan may be either cumulative or non-cumulative, as determined by the Board or the Committee. Any Common Stock purchasable pursuant to the exercise of an option granted under this Plan will be purchasable in accordance with the schedule set forth in the Option Agreement between the Corporation and the employee receiving the option, subject to any other limitation provided in this Plan or in the employee's Option Agreement. A person electing to exercise an option shall give notice as described in his or her Option Agreement, such notice to be accompanied by such instruments or documents as may

                                   Annex 1-3
be required by the Option Agreement and the Committee, and unless otherwise directed by the Committee, the employee shall at the time of exercise tender the purchase price of the shares he or she has elected to purchase. Unless otherwise provided in the particular Option Agreement, in the event the portion of Common Stock purchasable under the Option Agreement involves a fraction of a share, the amount purchasable at that time shall be rounded upward to the next complete share to allow the purchase of a complete share of Common Stock.

    8. OPTION PERIOD. No option granted pursuant to the Plan shall be exercisable after the expiration of ten (10) years from the date the option is first granted. The expiration date for any option or portion thereof, which may be any period not in excess of ten (10) years following the date of grant of the option, shall be stated in the Option Agreement and is hereinafter called the "Expiration Date".

    Notwithstanding any other provision of this Plan, no option shall be granted under this Plan more than ten (10) years after the date this Plan is adopted by the Board, or the date this Plan is approved by the Common Stock stockholders, whichever is earlier.

    9.  TERMINATION OF EMPLOYMENT.  The Option Agreement may provide that:

        (a) If, prior to the Expiration Date for any option granted hereunder, the employee shall for any reason whatever, other than (1) his permanent and total disability as defined in (c) below, or (2) his death, cease to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, then any unexercised portion of such option shall automatically terminate upon the date of such termination of employment.

        (b) If, prior to the Expiration Date for any option granted hereunder, the employee shall die at a time when he had been employed by the Corporation, or a parent or subsidiary corporation of the Corporation, from the date of granting of such option until the date of his death, then the legal representatives of his estate or a legatee or legatees of the option shall have the right, for a period of three (3) months after his death, to purchase all or any part of the Stock subject to the option outstanding and unexpired as of his date of death.

        (c) If, prior to the Expiration Date for any option granted hereunder, the employee shall cease to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, because he becomes permanently and totally disabled, as hereafter defined, and prior to such termination of employment by reason of disability the employee had been employed by the Corporation, or a parent or subsidiary of the Corporation, at all times since the date of the granting of such option, then such employee or his legal representative shall have the right, for a period of one (1) year from the date of such termination of employment by reason of disability, to exercise any right to purchase Stock pursuant to the option.

    An employee is "permanently and totally disabled" if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Such determination of permanent and total disability shall be made as allowable under Section 22, and applicable regulations, of the Internal Revenue Code of 1986, as amended, or any other applicable method necessary for the continued qualification of this Plan under Section 422 of the Internal Revenue Code. In the absence of any specific requirements for this determination, the decision of the Board or the Committee, as aided by any physicians they designate, shall be conclusive.

Nothing in (a), (b), or (c) shall extend the time for exercising any option granted pursuant to the Plan beyond the Expiration Date for the option. Any Option Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Stock or a repurchase right with respect to Stock acquired pursuant to an Option Agreement executed pursuant to this Plan, and may also provide for such restrictions on the transferability of shares of Stock acquired pursuant to an Option Agreement executed

                                   Annex 1-4
pursuant to this Plan, that the Board or the Committee in its sole and absolute discretion may deem proper or advisable. The conditions giving rise to forfeiture or right of repurchase may include, but need not be limited to, the requirement that the optionee render substantial services to the Corporation or any subsidiary of the Corporation for a specified period of time. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation.

    10. ASSIGNABILITY. The Option Agreement shall provide that the option granted thereby shall not be transferable or assignable by the employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the employee shall be exercisable only by him or her.

    11. ADJUSTMENTS AND MODIFICATIONS. The Option Agreement may contain such provisions as the Board or the Committee may approve concerning the effect upon the option granted thereby and upon the per share or per unit option price, of
(i) stock dividends, stock splits, or subdivisions, combinations or reclassifications of the Stock, or (ii) the merger or consolidation of the Corporation with any other business entity, the sale of all or substantially all of the Corporation's assets, the liquidation or dissolution the Corporation, or any other form of corporate reorganization or other similar capital change. Subject to the terms and conditions and within the limitations of this Plan, the Board or Committee may modify, extend, or renew outstanding rights granted under this Plan, or accept the surrender of outstanding rights (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights of the optionee under the option.

    12. ISSUANCE REQUIREMENTS. The Corporation shall not be obligated to issue any shares unless and until, in the opinion of the Corporation's counsel,
(i) all applicable laws and regulations have been complied with, (ii) in the event the Corporation's Common Stock is at the time listed upon any stock exchange or approved for trading on the Nasdaq Stock Market, the shares to be issued have been listed or trading shall otherwise be authorized upon official notice of issuance, and (iii) all other legal matters in connection with the issuance and delivery of shares shall have been approved by the Corporation's counsel. The participant shall take any action reasonably requested by the Corporation in connection therewith. Without limiting the generality of the foregoing, the Corporation may require from the participant such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the participant agree that any sale of the shares will be made only in such manner permitted by law. A legend to this effect may be affixed to the certificates evidencing such shares. A participant shall have the rights of a stockholder only as to shares actually acquired by him under the Plan.

    13.  CORPORATE MERGER, CONSOLIDATION, REORGANIZATION, ETC.

        (a) In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, any outstanding options hereunder may be terminated by the Corporation as of the effective date of such dissolution, liquidation, merger or consolidation by giving notice to each holder thereof or his personal representative of its intention to do so and by permitting the exercise during a period of not more than a specified number of days determined by the Board next preceding such effective date, or the Expiration Date, whichever is earlier, of all of such outstanding options in whole or in part without regard to the provisions of Section 7 hereof. Subject to the preceding sentence, if the Corporation is reorganized or merged or consolidated with another corporation, while unexercised options are outstanding under the Plan, and the Corporation is not the surviving corporation, there shall be substituted for the Common Stock subject to the unexercised and outstanding options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to shareholders of the Corporation in respect of the Common Stock. Such substitution may be accomplished by the assumption of such options by the surviving corporation or the substitution for the old options of new options by the surviving corporation.

                                   Annex 1-5

        (b) The existence of the Plan and any options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, reclassification or other change in the Company's capital structure or its business, any merger, consolidation or separation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

    14. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may from time to time alter, amend, suspend or discontinue the Plan and make rules for its administration, except that the Board shall not amend the Plan in any manner which would have the effect of preventing options issued under the Plan from being "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986 (as amended).

    15. OPTIONS DISCRETIONARY. The granting of options under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any key employee any right to participate in the Plan or to receive options.

    16. STOCKHOLDER APPROVAL. The Plan will be submitted to the Common Stock stockholders of the Corporation within twelve (12) months of the date of the adoption of the Plan by the Board.

    17. TERMINATION OF PLAN. This Plan shall terminate ten (10) years after its approval by the Common Stock stockholders or adoption by the Board, whichever is earlier. Any option outstanding under this Plan at the time of its termination shall remain in effect until the option shall have been exercised or the Expiration Date, whichever is earlier.

    18. REPLACEMENT OPTIONS. The Corporation may grant options under the Plan on terms differing from those provided for in this Plan where such options are granted in substitution for options held by employees of other corporations who have become employees of the Corporation or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Corporation or subsidiary, or the acquisition by the Corporation or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

    19. ADOPTION OF PLAN BY BOARD. The undersigned hereby certifies that this Plan is the true and correct 2002 Texas Regional Bancshares, Inc., Incentive Stock Option Plan of the Corporation voted upon and adopted at a meeting of the Board of Directors duly held on the 12th day of March, 2002.

    Approved and adopted by the Board of Directors of Texas Regional Bancshares, Inc. effective the 12th day of March, 2002.

                                          /s/ Nancy F. Schultz
                                          Secretary

                                   Annex 1-6

                                                                         ANNEX 2

                        TEXAS REGIONAL BANCSHARES, INC.
                      2002 NONSTATUTORY STOCK OPTION PLAN

    Texas Regional Bancshares, Inc., a Texas corporation (hereinafter called the "Corporation") believes that allowing certain key employees to obtain shares of the Class A Voting Common Stock of the Corporation through the use of stock options hereinafter provided for will be beneficial to the initial and continued success of the Corporation. In furtherance of the foregoing, the Corporation hereby establishes the Texas Regional Bancshares, Inc. 2002 Nonstatutory Stock Option Plan (the "Plan").

    1. PURPOSE. The purpose of the Plan is to secure for the Corporation and its stockholders the benefits which flow from providing key employees of the Corporation and its subsidiaries with the incentive inherent in common stock ownership. It is generally recognized that stock option plans aid in retaining competent employees and furnish a device to attract employees of exceptional ability to the Corporation because of the opportunity offered to acquire a proprietary interest in the business. For purposes of the Plan, a subsidiary is any corporation in which the Corporation owns, directly or indirectly, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock or over which the Corporation has effective operating control. The Corporation intends that stock options granted or exercised under this Plan not qualify as "Incentive Stock Options" under Section 422 of the Internal Revenue Code of 1986, as amended from time to time, and pertinent regulations.

    2.  AMOUNT OF STOCK.

        (a) The total number of shares of Class A Voting Common Stock to be subject to options granted pursuant to the Plan shall not exceed one hundred thousand (100,000) shares of the Corporation's Class A Voting Common Stock (hereinafter referred to as the "Common Stock" or the "Stock") each having a par value of $1.00.

        (b) In the event of (i) stock dividends, stock splits, or subdivisions, combinations or reclassifications of the Stock, or (ii) the merger or consolidation of the Corporation with any other business entity, the sale of all or substantially all of the Corporation's assets, the liquidation or dissolution the Corporation, or any other form of corporate reorganization or other similar capital change, the number and kind of shares of stock of the Corporation described in the Plan or to be granted under the Plan, the number and kind of shares of stock of the Corporation subject to options then outstanding under the Plan, the maximum number of shares for which options may be issued under the Plan, the option price and other relevant provisions shall be appropriately adjusted. The determination of the Board of Directors, or the Committee appointed by the Board as herein provided, as to any dispute related to adjustments shall be binding on all persons.

        (c) In the event that options granted under this Plan shall expire, terminate unexercised or otherwise lapse without being exercised in whole or in part, the shares covered by the unexercised portion of the expired, terminated or lapsed options shall be available for future grants under the Plan, within the limits herein described.

        (d) The stock to be issued under the Plan may constitute an original issue of authorized stock or may consist of previously issued stock acquired by the Corporation, as shall be determined by the Board or the Committee.

    3. STOCK OPTION COMMITTEE. The Board of Directors of the Corporation (the "Board") shall from time to time appoint a Stock Option Committee (the "Committee") to serve under this Plan. The Committee shall consist of either:

    (i) Three or more directors, none of whom are, on the date selected for the Committee, and for one year prior thereto, eligible for selection under the Plan, any other plan of the Corporation or any

                                   Annex 2-1
        affiliate of the Corporation to acquire stock, stock options or stock appreciation rights of the Corporation or any of its affiliates, and who otherwise meet the definition of a "Non-Employee Director for purposes of Rule 16b-3(d)(1) as promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended; or

    (ii) The entire Board of Directors of the Corporation, so long as a majority of the Board and a majority of the Directors acting as members of the Committee are not, at the time of selection for the Committee, and for one year prior thereto, eligible for selection under the Plan, any other plan of the Corporation or any affiliate of the Corporation to acquire stock, stock options or stock appreciation rights of the Corporation or any of its affiliates.

    A person serving on the Committee shall not be considered as being eligible to acquire stock, stock options, or stock appreciation rights if such eligibility is under the terms of an employee benefit plan of the Corporation which is open to all employees of the Corporation and the eligibility and allocation criteria are fixed and uniform for all employees.

    Persons serving on the Committee may receive options if such options being granted to any such person are subject to shareholder approval and are independent of any type of plan.

    The Committee shall have authority, consistent with the Plan:

           (a) to determine which of the key employees of the Corporation and its subsidiaries shall be granted options;

           (b) to determine the time or times when options shall be granted and the number of shares of Common Stock to be subject to each option;

           (c) to determine the option price of the shares subject to each option and the method of payment of such price;

           (d) to determine the time or times when each option becomes exercisable and the duration of the exercise period, subject to the limitations contained in Paragraph 6(b);

           (e) to prescribe the form or forms of the instruments evidencing any options granted under the Plan and of any other instruments required under the Plan and to change such forms from time to time;

           (f) to adopt, amend and rescind rules and regulations for the administration of the Plan and the options and for its own acts and proceedings;

           (g) to decide all questions and settle all controversies and disputes which may arise in connection with the Plan; and

           (h) to take other actions permitted of the Committee by this Plan, authority hereafter granted by the Board or as permitted by law.

All decisions, determinations and interpretations of the Committee shall be final and binding on all parties concerned.

    4. ELIGIBILITY AND PARTICIPATION. Options may be granted pursuant to the Plan to employees of the Corporation and any parent or subsidiary of the Corporation (hereinafter sometimes called an "employee" or collectively the "employees").

    From time to time the Committee shall select the employees to whom options may be granted by the Board and shall determine the number of shares to be covered by each option so granted. Future as well as present employees (including employees who are directors) shall be eligible to participate in the Plan. If the entire Board constitutes the Committee, then members of the Committee that are otherwise eligible to participate in the Plan shall be allowed to participate in the Plan, provided that such eligible members

                                   Annex 2-2
constitute a minority of the Board, and provided further, that any individual member of the Committee allowed to participate will be prohibited from voting upon or in any way influencing the other members of the Committee in designating such individual member as a recipient of option grants or in exercising any other discretion granted to the Committee regarding the option grants to such individual member. If the Committee is appointed under the terms of subparagraph
(i) of Section 3 hereof, then members of the Committee (including those who are key employees of the Corporation or a subsidiary corporation of the Corporation) shall not be eligible to participate in the Plan.

    The adoption of the Plan does not confer upon any employee of the Corporation or a subsidiary any right to continue employment with the Corporation or a subsidiary, as the case may be, nor does it interfere in any way with the right of the Corporation or a subsidiary to terminate the employment of any of its employees at any time.

    5. OPTION AGREEMENT. The terms and provisions of options granted pursuant to the Plan shall be set forth in agreements (which need not be identical) in such form and containing such provisions as are consistent with this Plan as the Board or the Committee may from time to time approve (individually an "Option Agreement" and collectively the "Option Agreements"). An Option Agreement may incorporate all or any of the terms hereof by reference and shall comply with and be subject to the terms and conditions herein provided.

    6. PRICE. The purchase price per share of Common Stock purchasable under options granted pursuant to the Plan shall be an amount equal to one hundred percent (100%) of the fair market value of the stock, as determined by the Board or the Committee, at the time the options are granted. The full purchase price of shares purchased shall be paid upon exercise of the option in the manner and by the means set forth in the employee's Option Agreement. The consideration shall be paid either in cash, by check, or for such other consideration as the Board or Committee may approve. Under certain circumstances the purchase price per share shall be subject to adjustment as referred to in Section 11 or 13 of this Plan and as described in the Option Agreement executed pursuant to a grant under this Plan; however, the price per share of Common Stock purchasable under options granted pursuant to the Plan shall not be subject to adjustment after the date of grant in the absence of the occurrence of an event described in
Section 11 or 13.

    7. EXERCISE PERIOD. The right to purchase any Common Stock pursuant to the exercise of an option granted under this Plan may be either cumulative or non-cumulative, as determined by the Board or the Committee. Any Common Stock purchasable pursuant to the exercise of an option granted under this Plan will be purchasable in accordance with the schedule set forth in the Option Agreement between the Corporation and the employee receiving the option, subject to any other limitation provided in this Plan or in the employee's Option Agreement. A person electing to exercise an option shall give notice as described in his or her Option Agreement, such notice to be accompanied by such instruments or documents as may be required by the Option Agreement and the Committee, and unless otherwise directed by the Committee, the employee shall at the time of exercise tender the purchase price of the shares he or she has elected to purchase. Unless otherwise provided in the particular Option Agreement, in the event the portion of Common Stock purchasable under the Option Agreement involves a fraction of a share, the amount purchasable at that time shall be rounded upward to the next complete share to allow the purchase of a complete share of Common Stock.

    8. OPTION PERIOD. No option granted pursuant to the Plan shall be exercisable after the expiration of ten (10) years from the date the option is first granted. The expiration date for any option or portion thereof, which may be any period not in excess of ten (10) years following the date of grant of the option, shall be stated in the Option Agreement and is hereinafter called the "Expiration Date".

    Notwithstanding any other provision of this Plan, no option shall be granted under this Plan more than ten (10) years after the date this Plan is adopted by the Board, or the date this Plan is approved by the Common Stock stockholders, whichever is earlier.

                                   Annex 2-3

    9.  TERMINATION OF EMPLOYMENT.  The Option Agreement may provide that:

        (a) If, prior to the Expiration Date for any option granted hereunder, the employee shall for any reason whatever, other than (1) his permanent and total disability as defined in (c) below, or (2) his death, cease to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, then any unexercised portion of such option shall automatically terminate upon the date of such termination of employment.

        (b) If, prior to the Expiration Date for any option granted hereunder, the employee shall die at a time when he had been employed by the Corporation, or a parent or subsidiary corporation of the Corporation, from the date of granting of such option until the date of his death, then the legal representatives of his estate or a legatee or legatees of the option shall have the right, for a period of three (3) months after his death, to purchase all or any part of the Stock subject to the option outstanding and unexpired as of his date of death.

        (c) If, prior to the Expiration Date for any option granted hereunder, the employee shall cease to be employed by the Corporation, or a parent or subsidiary corporation of the Corporation, because he becomes permanently and totally disabled, as hereafter defined, and prior to such termination of employment by reason of disability the employee had been employed by the Corporation, or a parent or subsidiary of the Corporation, at all times since the date of the granting of such option, then such employee or his legal representative shall have the right, for a period of one (1) year from the date of such termination of employment by reason of disability, to exercise any right to purchase Stock pursuant to the option.

    An employee is "permanently and totally disabled" if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months. Such determination of permanent and total disability shall be made as allowable under Section 22, and applicable regulations, of the Internal Revenue Code of 1986, as amended, or any other applicable method necessary for the continued qualification of this Plan under Section 422 of the Internal Revenue Code. In the absence of any specific requirements for this determination, the decision of the Board or the Committee, as aided by any physicians they designate, shall be conclusive.

Nothing in (a), (b), or (c) shall extend the time for exercising any option granted pursuant to the Plan beyond the Expiration Date for the option. Any Option Agreement may contain or otherwise provide for conditions giving rise to the forfeiture of Stock or a repurchase right with respect to Stock acquired pursuant to an Option Agreement executed pursuant to this Plan, and may also provide for such restrictions on the transferability of shares of Stock acquired pursuant to an Option Agreement executed pursuant to this Plan, that the Board or the Committee in its sole and absolute discretion may deem proper or advisable. The conditions giving rise to forfeiture or right of repurchase may include, but need not be limited to, the requirement that the optionee render substantial services to the Corporation or any subsidiary of the Corporation for a specified period of time. The restrictions on transferability may include, but need not be limited to, options and rights of first refusal in favor of the Corporation.

    10. ASSIGNABILITY. The Option Agreement shall provide that the option granted thereby shall not be transferable or assignable by the employee otherwise than by will or by the laws of descent and distribution, and during the lifetime of the employee shall be exercisable only by him or her.

    11. ADJUSTMENTS AND MODIFICATIONS. The Option Agreement may contain such provisions as the Board or the Committee may approve concerning the effect upon the option granted thereby and upon the per share or per unit option price, of
(i) stock dividends, stock splits, or subdivisions, combinations or reclassifications of the Stock, or (ii) the merger or consolidation of the Corporation with any other business entity, the sale of all or substantially all of the Corporation's assets, the liquidation or dissolution

                                   Annex 2-4
the Corporation, or any other form of corporate reorganization or other similar capital change. Subject to the terms and conditions and within the limitations of this Plan, the Board or Committee may modify, extend, or renew outstanding rights granted under this Plan, or accept the surrender of outstanding rights (to the extent not theretofore exercised). Notwithstanding the foregoing, no modification of an option shall, without the consent of the optionee, alter or impair any rights of the optionee under the option.

    12. ISSUANCE REQUIREMENTS. The Corporation shall not be obligated to issue any shares unless and until, in the opinion of the Corporation's counsel,
(i) all applicable laws and regulations have been complied with, (ii) in the event the Corporation's Common Stock is at the time listed upon any stock exchange or approved for trading on the Nasdaq Stock Market, the shares to be issued have been listed or trading shall otherwise be authorized upon official notice of issuance, and (iii) all other legal matters in connection with the issuance and delivery of shares shall have been approved by the Corporation's counsel. The participant shall take any action reasonably requested by the Corporation in connection therewith. Without limiting the generality of the foregoing, the Corporation may require from the participant such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933 as then in effect, and may require that the participant agree that any sale of the shares will be made only in such manner permitted by law. A legend to this effect may be affixed to the certificates evidencing such shares. A participant shall have the rights of a stockholder only as to shares actually acquired by him under the Plan.

    13.  CORPORATE MERGER, CONSOLIDATION, REORGANIZATION, ETC.

        (a) In the event of a dissolution or liquidation of the Corporation or a merger or consolidation in which the Corporation is not the surviving corporation, any outstanding options hereunder may be terminated by the Corporation as of the effective date of such dissolution, liquidation, merger or consolidation by giving notice to each holder thereof or his or her personal representative of its intention to do so and by permitting the exercise during a period of not more than a specified number of days determined by the Board next preceding such effective date, or the Expiration Date, whichever is earlier, of all of such outstanding options in whole or in part without regard to the provisions of Section 7 hereof. Subject to the preceding sentence, if the Corporation is reorganized or merged or consolidated with another corporation, while unexercised options are outstanding under the Plan, and the Corporation is not the surviving corporation, there shall be substituted for the Common Stock subject to the unexercised and outstanding options an appropriate number of shares of each class of stock or other securities of the reorganized or merged or consolidated corporation which were distributed to shareholders of the Corporation in respect of the Common Stock. Such substitution may be accomplished by the assumption of such options by the surviving corporation or the substitution for the old options of new options by the surviving corporation.

        (b) The existence of the Plan and any options granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, reclassification or other change in the Company's capital structure or its business, any merger, consolidation or separation of the Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

    14. AMENDMENT OF THE PLAN. The Board of Directors of the Corporation may from time to time alter, amend, suspend or discontinue the Plan and make rules for its administration.

    15. OPTIONS DISCRETIONARY. The granting of options under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any key employee any right to participate in the Plan or to receive options.

                                   Annex 2-5

    16. STOCKHOLDER APPROVAL. The Plan will be submitted to the Common Stock stockholders of the Corporation within twelve (12) months of the date of the adoption of the Plan by the Board.

    17. TERMINATION OF PLAN. This Plan shall terminate ten (10) years after its approval by the Common Stock stockholders or adoption by the Board, whichever is earlier. Any option outstanding under this Plan at the time of its termination shall remain in effect until the option shall have been exercised or the Expiration Date, whichever is earlier.

    18. REPLACEMENT OPTIONS. The Corporation may grant options under the Plan on terms differing from those provided for in this Plan where such options are granted in substitution for options held by employees of other corporations who have become employees of the Corporation or a subsidiary as the result of a merger, consolidation or other reorganization of the employing corporation with the Corporation or subsidiary, or the acquisition by the Corporation or a subsidiary of the business, property or stock of the employing corporation. The Committee may direct that the substitute options be granted on such terms and conditions as the Committee considers appropriate in the circumstances.

    19. ADOPTION OF PLAN BY BOARD. The undersigned hereby certifies that this Plan is the true and correct 2002 Texas Regional Bancshares, Inc., Nonstatutory Stock Option Plan of the Corporation voted upon and adopted at a meeting of the Board of Directors duly held on the 12th day of March, 2002.

    Approved and adopted by the Board of Directors of Texas Regional Bancshares, Inc. effective the 12th day of March, 2002.

                                          /s/ Nancy F. Schultz
                                          Secretary

                                   Annex 2-6

================================================================================
PROXY - TEXAS REGIONAL BANCSHARES, INC.
================================================================================

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2002


The undersigned hereby appoints Frank N. Boggus, G. E. Roney and Jack Whetsel, and each of them, as the lawful agents and Proxies of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes them to represent and to vote, as designated below and on the reverse side hereof, all the shares of Class A Voting Common Stock of Texas Regional Bancshares, Inc. held of record by the undersigned on February 25, 2002 at the Annual Meeting of Shareholders of Texas Regional Bancshares, Inc. to be held at 615 Wichita, McAllen, Texas 78503 on April 22, 2002 at 4:30 p.m., or any adjournment or postponement thereof.

By execution this proxy confers discretionary authority to vote on matters incident to the conduct of the meeting and to elect any person as director if a nominee named on the reverse side is unable to serve or for good cause will not serve. If any other matter should properly come before the meeting, then the persons named as proxies will also have discretionary authority to vote this proxy with respect thereto in accordance with their judgement.

It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the Shareholder, the proxy will be voted "FOR" the proposals set forth on the reverse side.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

(Continued and to be signed on reverse side.)

Texas Regional Bancshares, Inc.                         000000 0000000000 0 0000

[ ]  Mark this box with an X if you have made changes   000000000.000 ext
     to your name or address details below.             000000000.000 ext
                                                        000000000.000 ext
                                                        000000000.000 ext
  [BAR CODE]                                            000000000.000 ext
                                                        000000000.000 ext
MR A SAMPLE                                             000000000.000 ext
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3                                                   Holder Account Number
ADD 4
ADD 5                                                   C 1234567890 J N T
ADD 6
                                                        [BAR CODE]

Use a black pen. Print in
CAPITAL letters inside the grey
areas as shown in this example.      ABC   123     X

================================================================================

Annual Meeting Proxy Card

================================================================================

A   Election of Directors
The Board of Directors Recommends a Vote FOR the listed nominees.

                                FOR   WITHHOLD                              FOR  WITHHOLD                             FOR   WITHHOLD

01 - Morris Atlas               [ ]     [ ]     05 - David L. Lane          [ ]     [ ]     09 - Jack Whetsel          [ ]    [ ]

02 - Frank N. Boggus            [ ]     [ ]     06 - Jack H. Mayfield, Jr.  [ ]     [ ]     10 - Mario Max Yzaguirre   [ ]    [ ]

03 - Robert G. Farris           [ ]     [ ]     07 - G. E. Roney            [ ]     [ ]

04 - C. Kenneth Landrum, M.D.   [ ]     [ ]     08 - Julie G. Uhlhorn       [ ]     [ ]


B   Issues
The Board of Directors recommends a vote FOR the following proposals.

                                                          FOR      AGAINST     ABSTAIN

Approval of the 2002 Incentive Stock Option Plan.         [ ]        [ ]         [ ]             The undersigned hereby revokes all
                                                                                                 previous proxies relating to the
Approval of the 2002 Nonstatutory Stock Option Plan.      [ ]        [ ]         [ ]             shares of Class A Voting Common
                                                                                                 Stock covered hereby and confirms
Ratify the appointment of KPMG, LLP to serve as                                                  all power and authority that this
independent auditors for the year 2002.                   [ ]        [ ]         [ ]             Proxy may grant (and that said
                                                                                                 persons named as proxies herein
                                                                                                 may have) by virtue hereof.

C    AUTHORIZED SIGNATURES - SIGN HERE - THIS SECTION MUST BE COMPLETED FOR YOUR
INSTRUCTIONS TO BE EXECUTED.

This proxy must be signed exactly as the names appear hereon. Executor, administrator, trustee, etc., should give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer.


Signature 1                    Signature 2                  Date (dd/mm/yyyy)

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                                                               /       /
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